Exhibit 99.4

CONSENT OF EVERCORE GROUP L.L.C.

March 9, 2026

The Board of Directors

Mission Produce, Inc.

2710 Camino Del Sol

Oxnard, CA 93030

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated January 14, 2026, to the Board of Directors of Mission Produce, Inc. (the “Company”) as Annex B to, and reference thereto under the captions “Summary—Opinion of Mission Produce’s Financial Advisor”, “The Mergers—Background of the Transaction”, “The Mergers—Mission Produce’s Reasons for the Mergers; Recommendation of the Mission Produce Board of Directors” and “The Mergers—Opinion of Mission Produce’s Financial Advisor” in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by the Company with the U.S. Securities and Exchange Commission on March 9, 2026, (the “Registration Statement”) and relating to the proposed mergers involving the Company and Calavo Growers, Inc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Peter Brundage
Peter Brundage
Senior Managing Director

By:	/s/ Wilco Faessen
Wilco Faessen
Senior Managing Director